Exhibit 99.1

News Release

Greer Bancshares Incorporated

For Questions, Contact:

1111 West Poinsett Street

George Burdette, President and CEO

Greer, SC  29650

Phone:  (864) 877-2000

William Russell

The Marketing Beacon, 864-430-8967

Greer Bancshares Revises Second Quarter Profit

Greer, SC - - September 12, 2013 - - Greer Bancshares Incorporated (the “Company”), the parent company of Greer State Bank, revised its previously reported second quarter net income attributable to common shareholders from $7,761,000 or $3.12 per diluted common share to $6,285,000 or $2.53 per diluted common share.  The revision was due to a re-evaluation of the intra-period tax allocation made on the non-cash reversal of the deferred tax asset valuation which resulted in the recognition of tax expense for 2013.  The valuation allowance reversal was recorded as $5,386,000 and has been revised to be $3,910,000. Greer State Bank remains well capitalized with tier one leverage capital of 10.52% after the revision, which was previously reported as 10.57%. The Company filed a Form 8-K and a revised Form 10-Q/A with the Securities Exchange Commission and both filings are also available via Greer State Bank’s website.

About Greer State Bank

Now in its twenty-fifth year of operations, Greer State Bank serves the greater Greer community with three branch offices and a fourth branch office in the Taylors community.  Greer Bancshares Incorporated trades in the over the counter market and is quoted on the OTC Bulletin Board under the symbol GRBS.  More information on Greer State Bank can be found on its website at http://www.GreerStateBank.com.

This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such statements relate to, among other things, future economic performance, plans and objectives of management for future operations, and projections of revenues and other financial items that are based on the beliefs of management, as well as assumptions made by, and information currently available to, management.  The words “may,” “will,” “anticipate,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “may,” and “intend,” as well as other similar words and expressions, are intended to identify forward-looking statements.  Actual results may differ materially from the results discussed in the forward-looking statements. The Company’s operating performance is subject to various risks and uncertainties. For a description of factors which may cause actual results to differ materially from such forward-looking statements, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and other reports from time to time filed with or furnished to the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on any forward-looking statements as these statements speak only as of the date when made.  The Company undertakes no obligation to update any forward-looking statements made in this report.